EXHIBIT NO. 99.(j) 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated December 29, 2025, and each included in this Post-Effective Amendment No. 94 to the Registration Statement (Form N-1A, File No. 33-7638) of MFS Series Trust I (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated October 16, 2025, with respect to the financial statements and financial highlights of MFS Core Equity Fund, MFS Low Volatility Equity Fund, MFS New Discovery Fund, MFS Research International Fund, MFS Technology Fund, and MFS Value Fund (each a series of MFS Series Trust I) included in the Annual Reports (Form N-CSR) for the year ended August 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

Ernst & Young LLP

Boston, Massachusetts

December 24, 2025